UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2015

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19711 (Commission File Number)	84-0997049 (IRS Employer Identification No.)

9965 Federal Drive

Colorado Springs, Colorado  80921

(Address of principal executive offices) (Zip Code)

(719) 633-8333

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On June 26, 2015, The Spectranetics Corporation (the “Company”) entered into a Third Amendment to Credit and Security Agreement (the “Third Amendment”), by and between the Company and Wells Fargo Bank, National Association (“Wells Fargo”), effective as of June 26, 2015. The Third Amendment amends the Credit and Security Agreement, dated February 25, 2011, between the Company and Wells Fargo, as amended (together with the Third Amendment, the “Credit and Security Agreement”). Availability under the Credit and Security Agreement is subject to a borrowing base limitation of approximately $21 million as of May 31, 2015 (the last completed month).

The Third Amendment, among other things, (i) increases the availability under the Credit and Security Agreement from $15 million to $65 million and adds a $15 million uncommitted accordion feature, (ii) lowers the interest rate from 3-month LIBOR plus 2.75-3.25% (based on net income) to 3-month LIBOR plus 2.00-2.50% (based on liquidity), (iii) expands the borrowing base to include certain foreign accounts, equipment and real property, in addition to accounts receivable and inventory, (iv) as the sole financial covenant, requires that the Company maintain minimum liquidity of $25 million, and (v) relaxes several key covenants to provide greater flexibility for the Company to conduct its business.  Except to the extent specifically amended by the Third Amendment, the Credit and Security Agreement remains in full force and effect.

The Credit and Security Agreement contains customary events of default, including the failure to make required payments, the failure to comply with certain covenants or other agreements, the occurrence of a material adverse change, failure to pay certain other indebtedness and certain events of bankruptcy or insolvency. Upon the occurrence and continuation of an event of default, amounts due under the Credit and Security Agreement may be accelerated.

The Company plans to draw $20 million on the line of credit on June 29, 2015. After giving effect to such borrowings, the Company will have a total of $20 million in borrowings under the Credit and Security Agreement as of June 29, 2015.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01             Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit and Security Agreement, dated June 26, 2015, by and between The Spectranetics Corporation and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION

Date: June 29, 2015	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Credit and Security Agreement, dated June 26, 2015, by and between The Spectranetics Corporation and Wells Fargo Bank, National Association